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                                                                    Exhibit 23.2

              Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 1995 appearing on page 31 of BCT International, Inc.'s Annual Report on Form 10-K for the year ended February 28, 1995.


Price Waterhouse, LLP
Fort Lauderdale, FL
March 5, 1996